UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2023

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 28, 2023, NRx Pharmaceuticals, Inc. (the “Company”) held their annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2021 Omnibus Incentive Plan (the “Omnibus Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share, available for issuance pursuant to awards under the Omnibus Plan from 6,713,608 to 8,713,608 shares, of which the maximum number of shares that may be delivered pursuant to the exercise of incentive stock options under the Omnibus Plan shall be increased from 2,500,000 shares to 100% of the aggregate maximum amount of shares under the Omnibus Plan (the “Plan Amendment”).

For more information about the Plan Amendment and the Omnibus Plan, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on November 22, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The description of the Plan Amendment above and such portions of the Company’s Proxy Statement are qualified in their entirety by reference to the full text of the Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

During the course of the Annual Meeting, the Company’s stockholders considered the five proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Proxy Statement.

Proposal 1. The Company’s stockholders duly elected Janet Rehnquist to serve as a Class II member of the Company’s board of directors until the 2026 Annual Meeting or until the appointment, election, and qualification of her successor. The results of the voting were as follows:

Votes For	Votes Withheld	Broker Non-Votes
43,673,609	514,320	0

Proposal 2. The Company’s stockholders approved the Plan Amendment. The results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,733,157	13,530,325	924,447	0

Proposal 3. The Company’s stockholders ratified the selection of Salberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2023. The results of the voting were as follows:

Votes For	Votes Against	Abstentions
42,115,523	1,887,293	185,113

Proposal 4. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Proxy Statement. The results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,047,823	11,407,587	732,519	0

Proposal 5. The Company’s stockholders approved, on an advisory basis, the frequency of holding an advisory vote on executive compensation. The results of the voting were as follows:

Every Three Years	Every Two Years	Every Year	Abstentions	Broker Non-Votes
16,355,345	345,393	27,313,291	173,900	0

Based on the results of the stockholder advisory vote with respect to the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers, the Company’s Board of Directors has determined that the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on executive compensation, which is expected to occur at the Company’s 2029 annual meeting of stockholders. The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits. The following exhibits are filed with this Report.

Exhibit No.	Description
10.1	First Amendment to NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: December 29, 2023	By:	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Acting General Counsel